Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: January 11, 2006

Issuer Name and Ticker Symbol: Trio Tech International (TRT)

Names:   Zeff Holding Company, LLC and Zeff Capital Partners I, L.P.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Trio Tech International.

ZEFF HOLDING COMPANY, LLC                         ZEFF CAPITAL PARTNERS I, L.P

                                                  By: Zeff Holding Company, LLC,
                                                      as general partner


By: /s/ Daniel Zeff                               By: /s/ Daniel Zeff
    ----------------------                            --------------------------
        Name:  Daniel Zeff                            Name:  Daniel Zeff
        Title: Manager                                Title: Manager